Exhibit 99.1

AIMCO 1st Quarter 2004

Denver, Colorado - May 6, 2004

Apartment Investment and Management Company
Announces First Quarter 2004 Results

SUMMARY FINANCIAL RESULTS  Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced first quarter 2004 results including:

•       Net Income was $14.0 million, compared with $21.8 million in the first quarter 2003. Earnings (loss) per share (EPS) was $(0.06) on a diluted basis, compared with $0.00 in the first quarter 2003, based on Net loss attributable to common stockholders. In the first quarter 2004, Aimco adopted FASB Interpretation Number 46, Consolidation of Variable Interest Entities (FIN 46). As a result, first quarter 2004 Net income includes a charge of $4.0 million for the cumulative effect of a change in accounting principle related to FIN 46.  Income before cumulative effect of change in accounting principle was $18.0 million.

•       Funds from Operations (diluted) (FFO; a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary)) was $62.5 million, or $0.67 per share compared with $83.8 million, or $0.85 per share, in the first quarter 2003. These FFO results were calculated in accordance with the definition of FFO prescribed by the National Association of Real Estate Investment Trusts (NAREIT). First quarter 2004 FFO increased by $0.1 million as a result of a net impairment loss recovery on real estate assets sold. Excluding the net impairment loss recovery, first quarter 2004 FFO would have been $62.4 million, unchanged at $0.67 per share, within Aimco guidance and meeting First Call consensus.

•       Adjusted Funds from Operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $51.0 million, or $0.55 per share, slightly above Aimco guidance, compared with $60.7 million, or $0.64 per share, in the first quarter 2003. AFFO includes a deduction of $0.12 and $0.26 per share for capital replacement expenditures in the first quarter 2004 and 2003, respectively.

DILUTED PER SHARE RESULTS
	First Quarter
	2004	2003
Earnings (loss) — EPS	$(0.06)	$0.00
Funds from Operations — FFO	$0.67	$0.85
FFO before Impairment Charges	$0.67	$0.90
Adjusted Funds from Operations — AFFO	$0.55	$0.64

Contact: Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

Management Comments

Chairman and Chief Executive Officer Terry Considine comments: “The turnaround in Aimco property operations is well underway and, during the first quarter, key pricing and resident quality initiatives began to take hold. I am encouraged by the improvement in key measurements that Jeff Adler reports below. However, the anticipated decline in occupancy from implementing higher resident quality standards has been greater and lasted longer than expected and has negatively impacted “Same Store” revenue with “Same Store” Net Operating Income at the low end of Aimco’s guidance for the first quarter.  We have reflected the lower revenue and slower pace of revenue recovery in Aimco’s guidance range for the balance of 2004.  We are highly focused on growing revenue and occupancy and are taking actions to improve both to market levels.”

Executive Vice President - Conventional Property Operations Jeff Adler reports: “During the first quarter, Aimco: recovered some pricing power - raising renewal rents by 3% and rents paid by new residents by 8%; reduced bad debt by improving the quality of Aimco residents; improved resident satisfaction as evident, for example, in an Aimco record 58% rate of renewal; and established better cost controls with our 15 member Regional Financial Officer team in place.”

Mr. Adler continues, “Aimco’s actions to raise revenue and occupancy to market levels are centered around better customer service and training at the leasing level, incentives for both sales people and consumers, weekly inventory pricing reviews and refinements to our media placement strategy.”

Senior Vice President and Chief Accounting Officer Tom Herzog adds: “As I settle into my Aimco responsibilities, I have spoken with many investors and analysts to learn how to make Aimco quarterly disclosures more helpful. We have made several changes in response to suggestions. These changes are described on page 21 of the Supplemental Information.”

Business Components - Conventional Operations and Aimco Capital

CONVENTIONAL REAL ESTATE OPERATIONS - Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At quarter-end this portfolio had 626 properties with 175,690 units in which Aimco had a weighted average 78% ownership. During the first quarter 2004, conventional real estate operations generated Free Cash Flow (FCF; a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP on Supplemental Schedule 2) of $152.5 million. Conventional operations also generated revenues net of expenses of $1.7 million from property management.

“Same Store” Results

The “Same Store” portfolio is a sub-set of total conventional properties. In the first quarter 2004 the “Same Store” portfolio included 576 communities with a net 129,688 apartment units based on Aimco’s weighted average ownership of 79.9% (see Supplemental Schedules 6a through 7). First quarter 2004 revenue from the “Same Store” portfolio was $271.0 million compared with $274.8 million in the first quarter 2003, a decline of $3.8 million or 1.4%. Comparing the first quarter 2004 with the first quarter 2003, the “Same Store” portfolio experienced a 1.5 percentage point decrease in average occupancy from 90.5% to 89.0% and a $5 per unit decrease (or less than 1%) in average rent per unit from $730 to $725. These factors were somewhat offset by higher other revenue (which includes revenue from utility reimbursements and ancillary services) and lower bad debt. “Same Store” expenses of $115.5 million increased by $4.2 million, or 3.7%, compared with the first quarter 2003. Increased expenses were primarily due to: (i) $4.4 million in expenses related to personnel costs, including lower capitalized costs due to reduced redevelopment activity; (ii) $1.6 million in higher utility expenses due to higher rates for natural gas; and (iii) $1.3 million higher insurance expense; all partially offset by lower turnover expenses and lower maintenance expense due to the high snow removal charges incurred in 2003. “Same Store” portfolio net operating income was $155.6 million for the first quarter 2004, down 4.8% from the first quarter 2003.

Comparing “Same Store” results on a sequential basis, total revenue declined $5.0 million in the first quarter 2004 compared with the fourth quarter 2003, driven primarily by a 2.8 percentage point decline in average occupancy from 91.8% to 89.0%. This was partially offset by a $4 increase (less than 1%) in average rent per unit, increased other revenue and lower bad debt. Expenses increased $1.3 million due primarily to higher utilities, personnel and insurance expenses, somewhat offset by lower turnover, repairs and maintenance, and marketing expenses. Net Operating Income decreased $6.3 million, or 3.9%, on a sequential basis.

SAME STORE OPERATING RESULTS
	First Quarter				Sequential
	2004	2003	Variance		4th Qtr 03	Variance
Same Store Operating Measures:
Average Physical Occupancy	89.0%	90.5%	-150	bp	91.8%	-280	bp
Average Rent/unit	$725	$730	-0.7%		$721	0.6%
Total Same Store
Revenue	$271.0	$274.8	-1.4%		$276.1	-1.8%
Expenses	(115.5)	(111.3)	3.7%		(114.2)	1.1%
NOI ($mm)	$155.6	$163.4	-4.8%		$161.9	-3.9%

AIMCO CAPITAL - Aimco Capital oversees affordable property operations and asset management and is led by a management team dedicated to this sector. Aimco is among the largest owners and operators of affordable properties in the United States. During the first quarter 2004, Affordable property operations included 478 properties with 57,672 units. Aimco has an average 37% ownership in its affordable properties. Occupancy and rents in the affordable sector were stable and averaged 95% and $639, respectively, in the first quarter 2004, consistent with the fourth quarter 2003. Aimco Capital generated FCF of $17.5 million from property operations. Aimco Capital also generated Property management revenue, net of expenses, of $4.2 million and Activity and asset management revenues, net of expenses, of $6.1 million.

Portfolio Management and Redevelopment Activity

ACQUISITIONS - As previously announced, Aimco made two acquisitions in the first quarter 2004 totaling $181 million. The properties include The Palazzo at Park La Brea, a 521-unit luxury mid-rise located in the mid-Wilshire district of Los Angeles purchased for $163 million and a three-property portfolio totaling 75-units on the Upper East Side in Manhattan, purchased for $18 million. During the first quarter Aimco also purchased for an aggregate of $3.9 million additional limited partnership interests in 68 partnerships that own 159 properties.

DISPOSITIONS - Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. Aimco considers these properties Non-Core (defined in the Glossary) and seeks to hold them over the intermediate term.

Aimco sold 21 properties with 4,355 units in the first quarter 2004 for $129 million in gross proceeds.  Aimco’s share of net proceeds after payment of property debt and transaction costs was $46 million. See Supplemental Schedule 8 for additional information on disposition activity.

GAIN ON DISPOSITIONS - Aimco’s property disposition program resulted in total Gains on dispositions of real estate (including gains (losses) recognized from sales of unconsolidated properties and from discontinued operations), net of related taxes, of $10.6 million for the first quarter 2004, compared with a gain of $2.1 million for the first quarter 2003.

REDEVELOPMENT ACTIVITY - Flamingo South Beach, Aimco’s largest redevelopment project, reached completion at quarter-end. The 1,688-unit luxury high-rise, waterfront property located in Miami Beach, Florida is currently in lease-up.  At quarter-end the property was 62% occupied.

As previously announced, Aimco’s Construction Services Group has initiated a redevelopment program designed to improve the asset quality of 40 to 50 properties per year. These redevelopment projects, typically $2 million to $10 million, will be completed primarily as units turn with little disruption to the residents. At quarter-end, four projects were under construction with an additional 13 approved and in the design phase. Further information on current redevelopment projects is provided in Supplemental Schedule 10.

Additional Financial Information

Note: Please refer to page 21 of the Supplemental Information for a description of changes to the presentation of Aimco’s Income Statement that affect Property management income, Activity and asset management income and General and administrative expenses.

PROPERTY MANAGEMENT INCOME - Income from property management is generated from management of properties in which Aimco has unconsolidated holdings. Property management revenues net of expenses was $5.9 million in the first quarter 2004 compared with $7.1 million in the first quarter 2003. Property management revenues net of expenses declined primarily due to increased consolidation of real estate partnerships, resulting in the elimination of associated management income.

ACTIVITY FEE AND ASSET MANAGEMENT INCOME - Activity fees are generated from transactional activity including dispositions, tax credit redevelopment and refinancings, and are earned primarily from Aimco Capital holdings. Asset management income is earned by Aimco Capital from the financial management of properties, rather than management of day-to-day operations. Activity fee and asset management revenues net of expenses was $6.0 million in the first quarter 2004 compared with $4.0 million in the first quarter 2003. The amount of this income may vary each quarter depending upon the nature and timing of transactional activity.

INTEREST INCOME - Interest Income (which includes transactional accretion income of $1.4 million) was $7.5 million for the first quarter, an increase of $1.4 million compared with the first quarter 2003. Interest income is generated from notes receivable totaling $196.6 million at March 31, 2004.

DEBT ACTIVITY - During the first quarter 2004, Aimco closed 22 mortgage loans, including 17 refinancings and five new mortgages. Total proceeds were $255.2 million at a weighted average interest rate of 3.8%. After repayment of existing debt, transaction costs, distributions to limited partners and funding new debt on acquisitions totaling $218.5 million, Aimco’s share of net proceeds was $36.7 million.

During the first quarter 2004 Aimco drew  $46.5 million on its revolving credit facility, increasing the balance from $81 million to $127.5 million and leaving $317.5 million, (less $23 million in outstanding letters of credit), in available capacity.

Total consolidated debt increased by $109 million during the quarter including: (i) a $173 million net increase in mortgage debt; and (ii) a $35 million increase in short-term borrowings; both partially offset by a $99 million reduction in Mandatorily redeemable securities due to the redemption of the floating rate Class S Cumulative Redeemable Preferred Stock. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.

INTEREST EXPENSE - Consolidated interest expense was $94.7 million for the first quarter 2004, an increase of $4.0 million when compared with $90.7 million in the first quarter 2003. The increase in interest expense is primarily the result of: (i) lower capitalized interest with the completion of Flamingo South Beach; and (ii) increased consolidated debt.

PREFERRED STOCK ACTIVITY - During the first quarter Aimco issued in a public offering 8 million shares of 7.75% Class U Cumulative Preferred Stock for gross proceeds of $200 million. Proceeds from the Class U were used in part to redeem the $74 million remaining balance on the privately held floating rate Class S Cumulative Redeemable Preferred Stock and, in April, to redeem the 9.0% Class P Convertible Cumulative Preferred Stock for $100 million.

G&A - General and Administrative expenses for the first quarter 2004 were $18.6 million, up from $9.7 million in the first quarter 2003 primarily due to: (i) $1.0 million of benefit in the first quarter 2003 related to forfeited deposits on sales; (ii) $3.0 of million higher IT consulting, legal and compliance costs; and (iii) $3.9 million of higher compensation and benefit expenses attributable to a new employee health plan, increased staffing levels and accrued variable compensation.

OTHER EXPENSES (INCOME), NET - Other expenses (income), net was ($1.1) million for the first quarter compared with ($3.6) million in the first quarter 2003. This line item was added as part of the presentation changes to the Income statement and includes Income tax provisions/benefits and partnership expenses.

Outlook

For the second quarter 2004 FFO is forecast to range from $0.61 to $0.65 per share and AFFO from $0.46 to $0.50 per share. For the full year 2004, FFO is forecast to range from $2.75 to $3.00 per share and AFFO from $2.03 to $2.28 per share. These forecast ranges are narrowed and lowered from the forecast ranges provided in the first quarter 2004 of $2.85 to $3.20 and $2.10 to $2.45, respectively. Please refer to the Outlook Schedule for the second quarter and full year 2004, which follows the Consolidated Financial Statements in this release.

Dividends on Common Stock

As announced on April 30, 2004, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended March 31, 2004, payable on May 28, 2004 to stockholders of record on May 18, 2004. The dividend represents 109% of AFFO (diluted) and 90% of FFO (diluted), on a per share basis, for the quarter ended March 31, 2004 and an 8.5% annualized yield based on the $28.16 closing price of Aimco’s Class A Common Stock on April 29, 2004.

Earnings Conference Call

Please join Aimco management for the First Quarter 2004 earnings conference call to be held Thursday, May 6, 2004 at 2:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco’s Website at www.aimco.com/about/financial/1Q2004.asp, then  click on the Webcast link. Alternatively, you may join the conference call by telephone by dialing 800-240-7305, or 303-262-2190 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company First Quarter 2004 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 577136#.

Supplemental Information

The Supplemental Information referenced in this release is available at Aimco’s Website at the link www.aimco.com/about/financial/1Q2004.asp or by calling Investor Relations at 303-691-4350.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding future results, that are subject to certain risks and uncertainties, including but not limited to Aimco’s ability to improve current occupancy, rent levels, and “same store” results. Actual results may differ materially from those described and could be affected by a variety of factors including: economic conditions; changes in interest rates; governmental regulations; competition; financing risks; variations in real estate values; the failure of acquisitions to perform in accordance with expectations; litigation; possible environmental liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,600 properties, including approximately 280,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2004	2003
REVENUES:
Rental and other property revenues	$359,902	$351,398
Property management revenues, primarily from affiliates	8,256	9,239
Activity fees and asset management revenues, primarily from affiliates	8,268	5,788
Total revenues	376,426	366,425

EXPENSES:
Property operating expenses	165,753	152,256
Property management expenses	2,342	2,117
Activity and asset management expenses	2,311	1,835
Depreciation and amortization	90,870	85,467
General and administrative expenses	18,632	9,735
Other expenses (income), net	(1,141)	(3,595)
Total expenses	278,767	247,815

Operating income	97,659	118,610

Interest income	7,476	6,078
Recovery of (provision for) losses on notes receivable	79	(697)
Interest expense	(94,710)	(90,661)
Deficit distributions to minority partners	(4,438)	(5,468)
Equity in losses of unconsolidated real estate partnerships	(1,434)	(1,682)
Net recovery of impairment loss on investment in unconsolidated real estate partnerships	148	—
Loss on dispositions of real estate related to unconsolidated real estate partnerships	(17)	(79)

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	4,763	26,101

Minority interests:
Minority interest in consolidated real estate partnerships	1,004	(1,069)
Minority interest in Aimco Operating Partnership, preferred [a]	(1,969)	(2,621)
Minority interest in Aimco Operating Partnership, common [a]	2,251	(87)
Total minority interests	1,286	(3,777)

Income from continuing operations	6,049	22,324

Discontinued operations:
Income (loss) from discontinued operations, net [b]	11,936	(501)

Income before cumulative effect of change in accounting principle	17,985	21,823

Cumulative effect of change in accounting principle	(3,957)	—

Net income	14,028	21,823

Net income attributable to preferred stockholders	19,867	22,141
Net loss attributable to common stockholders	$(5,839)	$(318)

Weighted average number of common shares outstanding	92,811	92,692
Weighted average number of common shares and common share equivalents outstanding	92,811	92,786

Earnings (loss) per common share — basic:
Income (loss) from continuing operations (net of preferred dividends)	$(0.15)	$0.00
Income (loss) from discontinued operations	0.13	0.00
Cumulative effect of change in accounting principle	(0.04)	0.00
Net loss attributable to common stockholders	$(0.06)	$0.00
Earnings (loss) per common share — diluted:
Income (loss) from continuing operations (net of preferred dividends)	$(0.15)	$0.00
Income (loss) from discontinued operations	0.13	0.00
Cumulative effect of change in accounting principle	(0.04)	0.00
Net loss attributable to common stockholders	$(0.06)	$0.00

[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b]  Income (loss) from discontinued operations (loss) of consolidated properties is broken down as follows (in thousands):

	Quarter Ended	Quarter Ended
	31-Mar-04	31-Mar-03
Income (loss) from operations	$(536)	$2,296
Gain on dispositions of real estate, net of minority partners’ interest	11,360	3,488
Impairment loss on real estate assets sold or held for sale	(14)	(5,287)
Recovery of deficit distributions to minority partners	3,313	225
Income tax arising from disposals (primarily deferred)	(697)	(1,328)
Minority interest in Aimco Operating Partnership	(1,490)	105
Income (loss) from discontinued operations	11,936	(501)

GAAP Balance Sheets

Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	March 31, 2004	December 31, 2003
ASSETS

Buildings and improvements	$8,707,914	$8,470,792

Land	2,159,728	2,078,504

Accumulated depreciation	(1,912,245)	(1,834,031)
TOTAL REAL ESTATE	8,955,397	8,715,265

Cash and cash equivalents	88,465	97,613

Restricted cash	278,598	245,498

Accounts receivable	74,104	67,221

Accounts receivable from affiliates	58,989	56,874

Deferred financing costs	74,433	73,462

Notes receivable from unconsolidated real estate partnerships	137,252	137,416

Notes receivable from non-affiliates	59,390	68,771

Investment in unconsolidated real estate partnerships	206,456	237,631

Other assets	359,066	284,154

Assets held for sale	51,258	129,457
TOTAL ASSETS	$10,343,408	$10,113,362

LIABILITIES AND STOCKHOLDERS' EQUITY

Secured tax-exempt bond financing	$1,236,328	$1,199,360

Secured notes payable	4,558,010	4,422,173

Mandatorily redeemable preferred securities	15,119	113,619

Term loans	343,000	354,387

Credit facility	127,500	81,000
TOTAL INDEBTEDNESS	6,279,957	6,170,539

Accounts payable	26,643	18,402

Accrued liabilities and other	420,793	400,321

Deferred income	33,106	25,978

Security deposits	40,964	41,163

Deferred income taxes payable	21,742	26,065

Liabilities related to assets held for sale	32,032	74,384
TOTAL LIABILITIES	6,855,237	6,756,852

Minority interest in consolidated real estate partnerships	208,861	191,948

Minority interest in Aimco Operating Partnership	284,898	303,905

STOCKHOLDERS' EQUITY
Class A Common Stock	939	939
Additional paid-in capital	3,047,756	3,053,312
Perpetual preferred stock	755,250	555,250
Convertible preferred stock	299,992	299,992
Distributions in excess of earnings	(1,059,503)	(998,018)
Unvested restricted stock	(10,068)	(10,772)
Notes due on common stock purchases	(39,954)	(40,046)
TOTAL STOCKHOLDERS' EQUITY	2,994,412	2,860,657
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,343,408	$10,113,362

GAAP Statements of Cash Flows

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2004	March 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income	$14,028	$21,823

Depreciation and amortization	90,870	85,467

Gain on discontinued operations	(11,360)	(3,488)

Change in accounts receivable	(11,708)	(1,548)

Change in other assets	(51,215)	1,708

Other adjustments to reconcile Net Income	10,967	18,745

Net cash provided by operating activities	41,582	122,707

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of real estate	(175,521)	(5,000)

Capital expenditures	(38,036)	(58,350)

Purchase of non-real estate assets	(16,659)	(6,055)

Proceeds from dispositions of real estate	83,354	79,766

Purchase of general and limited partnership interests and other assets	(18,452)	(12,773)

Originations of notes receivable from unconsolidated real estate partnerships	(11,935)	(9,645)

Distributions received from investments in unconsolidated real estate partnerships	25,153	20,859

Other investing activities	4,275	10,488

Net cash (used in) provided by investing activities	(147,821)	19,290

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from secured notes payable borrowings	126,882	24,120

Principal repayments on secured notes payable	(95,178)	(96,852)

Proceeds from tax-exempt bond financing	50,772	-

Principal repayments on tax-exempt bond financing	(23,697)	(1,479)

Net borrowings on term loans and revolving credit facility	35,113	65,376

Redemption of mandatorily redeemable preferred securities	(98,875)	-

Proceeds from issuance of preferred stock	193,700	-

Repurchase of Class A Common Stock and redemption of OP Units	(12,889)	(81)

Payment of Class A Common Stock dividends	(55,980)	(76,001)

Payment of preferred stock dividends	(19,534)	(22,092)

Contributions from minority interest	12,930	-

Payment of distributions to minority interest	(25,294)	(29,376)

Other financing activities	(2,971)	1,752

Net cash provided by (used in) financing activities	84,979	(134,633)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(21,260)	7,364
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	97,613	96,676
NET (INCREASE) DECREASE IN CASH AND CASH EQUIVALENTS INCLUDED WITHIN ASSETS HELD FOR SALE FROM BEGINNING TO END OF PERIOD	12,112	(914)
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$88,465	$103,126

Outlook and Forward Looking Statement

Second Quarter and Full Year 2004

(unaudited)

The Outlook information provided on this Schedule contains information that is forward-looking, including statements concerning projected second quarter and full year 2004 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management's beliefs and assumptions.  These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco's ability to improve upon current occupancy, rent levels and "same store" results and the economic environment in which Aimco operates.  Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation:  national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco's cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.  Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2003 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	Second Quarter 2004	Full Year 2004
GAAP Earnings per share (1)	-$0.20 to -$0.16	-$0.42 to -$0.17
Add: Depreciation and other	$0.81	$3.17
FFO per share before Impairments (2)	$0.61 to $0.65	$2.75 to $3.00
AFFO per share	$0.46 to $0.50	$2.03 to $2.28
2004 Same Store Operating Assumptions
Expected physical occupancy (weighted average)	87.5% to 89.0%	89.5% to 91.0%
NOI change - sequential and 2004 vs. 2003	-1.5% to -2.5%	-1.5% to -3.5%
Gross dispositions (3)		$600MM to $700MM	(Aimco Share $440MM - $560MM	)
Gross acquisitions (4)		$440MM to $560MM	(Aimco Share $440MM - $560MM	)

(1) Aimco's earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or upon redemption of preferred securities.

(2) Aimco's FFO (diluted) per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or upon redemption of preferred securities.

(3)  Aimco has sold or is currently marketing for sale approximately 75 conventional properties (approximately 18,000 units) and 200 affordable properties (approximately 20,000 units).  Aimco anticipates gross sales proceeds of approximately $600 to $700 million for 2004 (Aimco share $440 to $560 million).  Aimco expects that its share of cash from these dispositions, net of limited partner interests and after repayment of mortgage debt, will be approximately $175 to $225 million.

(4)  Acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions, and common stock repurchases.

AIMCO 1st Quarter 2004

Financial Statements and Supplemental Information

TABLE OF CONTENTS

THE FOLLOWING SUPPLEMENTAL INFORMATION INCLUDES A NUMBER OF MODIFICATIONS FROM PREVIOUS VERSIONS OF AIMCO’S QUARTERLY SUPPLEMENTAL INFORMATION INTENDED TO REDUCE THE SIZE AND COMPLEXITY OF THE QUARTERLY PACKAGE. IMPROVEMENTS TO THE PRESENTATION INCLUDE: (1) RECLASSIFICATION OF CERTAIN AMOUNTS IN THE INCOME STATEMENT TO NEW LINE ITEMS; (2) CONDENSING A NUMBER OF SCHEDULES INTO A NEW SCHEDULE 2; AND (3) EXPANDED INFORMATION ON DEBT AND SHARE COUNT.

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES:  Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP.  These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.

ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.

AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes that were owned for all periods presented.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.).  Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property.  From the second quarter 2002 through the fourth quarter 2003, the calculation of AFFO also deducted Capital Enhancements expenditures (CE). CE expenditures were made to improve Aimco’s assets by adding a new feature or revenue source; however, as part of changes effective as of the first quarter 2004, these expenditures are included within capital improvements. Capital improvement expenditures are not deducted in the calculation of AFFO and FCF.

Please see Supplemental Schedule I for AFFO data reconciled to Net Income as determined in accordance with GAAP.

CAPITAL IMPROVEMENTS (CI): As of the first quarter 2004, CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending.

CI expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.

CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. It represents the share of expenditures that is deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF.  Effective January 1, 2004 Aimco refined the methodology in calculating CR. Please refer to Schedule 9 for further detail.

CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.

CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.

DISPOSITION CAPITAL EXPENDITURES: Disposition Capital Expenditures are those capital expenditures made on conventional and affordable properties sold, held for sale, or identified as to-be-sold within one year and those capital expenditures made on certain affordable properties that are subject to regulatory restrictions on distribution and that are expected to be sold on completion of regulatory requirements.  As part of changes effective as of the first quarter 2004, these expenditures are included in CR and CI expenditures.

FREE CASH FLOW (FCF):  FCF, as defined by Aimco, is net operating income from real estate minus CR spending.  FCF also includes cash flows generated from the Investment Management Business, Interest and other income, General and administrative expenses, Provision for losses on accounts, fees and notes receivable and other expenses (income) incurred by Aimco.  FCF measures profitability of operations and is prior to the cost of capital.  Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.

Please see Supplemental Schedule 2 for FCF data reconciled to Net Income as determined in accordance with GAAP.

FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, cumulative effect of change in accounting principle, gains on dispositions of depreciable real estate property, gains on dispositions of real estate from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations.  Aimco calculates FFO based on the NAREIT definition, as further adjusted for amortization of intangibles and deficit distributions to minority partners.  Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock/partnership units, (adding back preferred dividends/distributions on dilutive preferred securities) and adding back the interest expense on mandatorily redeemable convertible preferred securities.  FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property.  There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.

Please see Supplemental Schedule 1 for FFO data reconciled to Net Income as determined in accordance with GAAP.

NET RENTAL INCOME (NRI): NRI is an operating measure calculated as the product of the number of rental units in Aimco’s “Same Store” portfolio multiplied by average occupancy multiplied by average effective rent per unit.  NRI does not reflect income from all sources and does not reflect operating expenses. Therefore, NRI is not a measure of net operating income or earnings.

NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.

OTHER PROPERTIES: Properties that are not multi-family such as commercial properties and university communities.

PARTNERSHIP EXPENSES: Expenses incurred at the partnership level, either directly or indirectly, such as audit, tax and legal.

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation such as exteriors, common areas or unit improvements), done upon lease expirations, is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.

SAME STORE:  Same Store is used commonly to describe conventional properties in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period.  These results measure operating performance without variations caused by investment transactions.

Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties.  To ensure comparability, the information for all periods shown is based on current period ownership.

Please see Supplemental Schedules 6a through 6b for Same Store data reconciled to Rental and other property revenues and Property operating expense as determined in accordance with GAAP.

UNCONSOLIDATED BALANCE SHEET ITEMS: Unconsolidated balance sheet items such as Aimco’s share of unconsolidated cash, unconsolidated restricted cash, unconsolidated accounts receivable, unconsolidated current liabilities and unconsolidated debt are components of Balance Sheet line items on the GAAP financial statements that are useful in understanding Aimco’s proportionate share of assets and liabilities, prior to consolidation in the GAAP financial statements.

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations [a]

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2004	2003

Net loss attributable to common stockholders	$(5,839)	$(318)
Adjustments:
Depreciation and amortization	90,870	85,467
Depreciation and amortization related to non-real estate assets	(4,920)	(5,286)
Depreciation of rental property related to minority partners' interest	(10,788)	(7,273)
Depreciation of rental property related to unconsolidated entities	6,070	6,503
Loss on dispositions of real estate related to unconsolidated real estate partnerships	17	79
Deficit distributions to minority partners	4,438	5,468
Cumulative effect of change in accounting principle	3,957	—
Discontinued operations:
Gain on dispositions of real estate, net of minority partners' interest	(11,360)	(3,488)
Depreciation of rental property, net of minority partners' interest	512	6,632
Recovery of deficit distributions to minority partners	(3,313)	(225)
Income tax arising from disposals	697	1,328
Minority interest in Aimco Operating Partnership's share of above adjustments	(8,422)	(10,210)
Preferred stock dividends	19,867	22,141
Funds From Operations	81,786	100,818
Preferred stock dividends	(19,867)	(22,141)
Dividends/distributions on dilutive preferred securities	629	4,863
Interest expense on mandatorily redeemable convertible preferred securities	—	247
Funds From Operations Attributable to Common Stockholders - Diluted	$62,548	$83,787

Capital Replacements	(12,200)	(26,082)
Capital Enhancements [b]	—	(663)
Net recovery of impairment loss on investment in unconsolidated real estate partnerships	(148)	—
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	14	5,287
Minority interest in Aimco Operating Partnership's share of above adjustments	1,363	2,458
Dividends/distributions on non-dilutive preferred securities	(587)	(4,066)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$50,990	$60,721

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	92,856	92,786
Dilutive preferred securities	967	5,574
	93,823	98,360

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	92,856	92,786
Dilutive preferred securities	82	1,392
	92,938	94,178

Per Share:
Funds From Operations - Diluted	$0.67	$0.85
Funds From Operations - Diluted (excluding impairment losses) [c]	$0.67	$0.90
Adjusted Funds From Operations - Diluted	$0.55	$0.64
Dividends Declared	$0.60	$0.82

[a]  Effective with the fourth quarter 2003 and for all periods presented, Aimco has adjusted its presentation of Funds From Operations (FFO) to conform to the NAREIT definition to deduct the Aimco Operating Partnership's share of all adjustments and remove the common partnership units in the Aimco Operating Partnership, which had previously been assumed to have been redeemed in exchange for Aimco's Class A Common Stock.

[b]  Effective January 1, 2004 and on a prospective basis, Capital Enhancements are now included as part of Capital Improvements (See Supplemental Schedule 9 for further details).

[c]  On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO.  Although Aimco's presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO.  Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification.  As a result, FFO for the three months ended March 31, 2004 includes a net recovery of impairment loss of $0.1 million and for the three months ended March 31, 2003 an adjustment of $5.3 million was made to reflect this change.

Supplemental Schedule 2

Business Component Proportionate Income Statement Presentation

For the Three Months Ended March 31, 2004

(in thousands)

(unaudited)

	Aimco GAAP Income Statement	Porportionate Share of Unconsolidated Partnerships	Minority Partners' Interest	Total Proportionate Consolidated Income Statement	Conventional (1)	Aimco Capital (1)	Corporate	Total Proportionate Consolidated Income Statement
Revenue:
Rental and other property revenues (1):
Same store properties	$304,427	$11,640	$(45,042)	$271,025	$271,025	$—	$—	$271,025
Acquisition properties	6,411	466	(9)	6,868	6,868	—	—	6,868
Redevelopment properties	12,949	382	(3,715)	9,616	9,616	—	—	9,616
Disposition properties	—	263	—	263	—	263	—	263
Other properties	3,856	1,345	(31)	5,170	5,170	—	—	5,170
Affordable properties	32,259	13,962	(1,920)	44,301	—	44,301	—	44,301
Total rental and other property revenues	359,902	28,058	(50,717)	337,243	292,679	44,564	—	337,243

Property management revenues, primarily from affiliates	8,256	—	—	8,256	2,523	5,733	—	8,256
Activity fees and asset management revenues, primarily from affiliates	8,268	—	—	8,268	(97)	8,365	—	8,268
Total revenues	376,426	28,058	(50,717)	353,767	295,105	58,662	—	353,767

Expense:
Property operating expenses (1):
Same store properties	130,616	5,442	(20,583)	115,475	115,475	—	—	115,475
Acquisition properties	2,511	290	(4)	2,797	2,797	—	—	2,797
Redevelopment properties	8,043	246	(1,832)	6,457	6,457	—	—	6,457
Disposition properties	—	213	—	213	—	213	—	213
Other properties	3,261	1,261	(898)	3,624	3,624	—	—	3,624
Affordable properties	17,866	6,807	(1,094)	23,579	—	23,579	—	23,579
Casualties	(1,461)	49	27	(1,385)	(1,143)	(242)	—	(1,385)
Property management expenses (consolidated properties)	4,917	1,609	(2,217)	4,309	3,048	1,261	—	4,309
Total property operating expenses	165,753	15,917	(26,601)	155,069	130,258	24,811	—	155,069

Property management expenses (unconsolidated and third party properties)	2,342	—	—	2,342	785	1,557	—	2,342
Activity and asset management expenses	2,311	—	—	2,311	—	2,311	—	2,311
Depreciation and amortization	90,870	6,070	(10,788)	86,152	77,017	9,135	—	86,152
General and administrative expenses	18,632	—	—	18,632	11,418	7,214	—	18,632
Other expenses (income), net	(1,141)	589	(836)	(1,388)	1,644	(3,032)	—	(1,388)
Total expenses	278,767	22,576	(38,225)	263,118	221,122	41,996	—	263,118

Operating income	97,659	5,482	(12,492)	90,649	73,983	16,666	—	90,649

Interest income:
General partner loan interest	4,686	—	—	4,686	3,887	799	—	4,686
Money market and interest bearing accounts	1,343	475	(22)	1,796	1,016	780	—	1,796
Accretion on discounted notes receivable	1,447	—	—	1,447	1,482	(35)	—	1,447
Total interest income	7,476	475	(22)	7,929	6,385	1,544	—	7,929

Recovery of losses on notes receivable	79	—	—	79	387	(308)	—	79

Interest Expense:
Property debt (primarily non-recourse)	(87,236)	(7,474)	13,649	(81,061)	(71,035)	(10,026)	—	(81,061)
Lines of credit	(7,076)	—	—	(7,076)	—	—	(7,076)	(7,076)
Interest expense on mandatorily redeemable preferred securities	(1,161)	—	—	(1,161)	—	—	(1,161)	(1,161)
Interest expense on mandatorily redeemable convertible preferred securities	(246)	—	—	(246)	—	—	(246)	(246)
Capitalized interest	1,009	83	(131)	961	603	358	—	961
Total interest expense	(94,710)	(7,391)	13,518	(88,583)	(70,432)	(9,668)	(8,483)	(88,583)

Deficit distributions to minority partners	(4,438)	—	—	(4,438)	(3,475)	(963)	—	(4,438)
Equity in earnings (losses) of unconsolidated real estate partnerships	(1,434)	1,434	—	—	—	—	—	—
Net recovery of impairment (loss) on investment in unconsolidated real estate partnerships	148	—	—	148	749	(601)	—	148
Gain (loss) on dispositions of real estate related to unconsolidated real estate partnerships	(17)	—	—	(17)	(2,826)	2,809	—	(17)

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	4,763	—	1,004	5,767	4,771	9,479	(8,483)	5,767

Minority interests:
Minority interest in consolidated real estate partnerships	1,004	—	(1,004)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	282	—	—	282	—	—	282	282
Total minority interests	1,286	—	(1,004)	282	—	—	282	282

Income from continuing operations	6,049	—	—	6,049	4,771	9,479	(8,201)	6,049

Income (loss) from discontinued operations, net	11,936	—	—	11,936	12,997	429	(1,490)	11,936

Income before cumulative effect of change in accounting principle	17,985	—	—	17,985	17,768	9,908	(9,691)	17,985

Cumulative effect of change in accounting principle	(3,957)	—	—	(3,957)	(512)	(3,445)	—	(3,957)

Net income	$14,028	$—	$—	$14,028	$17,256	$6,463	$(9,691)	$14,028

(1) see definitions and descriptions in Glossary

Supplemental Schedule 2

Business Component Proportionate Income Statement Presentation

For the Three Months Ended March 31, 2004

(in thousands)

(unaudited)

	Aimco GAAP Income Statement	Porportionate Share of Unconsolidated Partnerships	Minority Partners' Interest	Total Proportionate Consolidated Income Statement	Conventional (1)	Aimco Capital (1)	Corporate	Total Proportionate Consolidated Income Statement
Reconciliation of Net Income to FFO, AFFO and FCF:

Net income (see above)				14,028	17,256	6,463	(9,691)	14,028

Proportionate share of depreciation and amortization				86,152	77,017	9,135	—	86,152
Depreciation and amortization related to non-real estate assets				(4,920)	(4,920)	—	—	(4,920)
Deficit distributions to minority partners				4,438	3,475	963	—	4,438
Gain (loss) on dispositions of real estate related to unconsolidated real estate partnerships				17	2,826	(2,809)	—	17
Cumulative effect of change in accounting principle				3,957	512	3,445	—	3,957
Discontinued operations				(13,464)	(13,230)	(234)	—	(13,464)
Preferred stock dividends and distributions				(19,867)	—	—	(19,867)	(19,867)
Dividends/distributions on dilutive preferred securities				629	—	—	629	629
Minority interest in Aimco Operating Partnership's share of adjustments				(8,422)	—	—	(8,422)	(8,422)
FFO Attributable to Common Stockholders - Diluted				62,548	82,936	16,963	(37,351)	62,548

Capital Replacements				(12,200)	(9,944)	(2,256)	—	(12,200)
(Net recovery of) impairment loss on investment in unconsolidated real estate partnerships				(148)	(749)	601	—	(148)
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest				14	—	14	—	14
Dividends/distributions on non-dilutive preferred securities				(587)	—	—	(587)	(587)
Minority interest in Aimco Operating Partnership's share of adjustments				1,363	—	—	1,363	1,363
AFFO Attributable to Common Stockholders - Diluted				50,990	72,243	15,322	(36,575)	50,990

Interest expense				88,583	70,432	9,668	8,483	88,583
Discontinued operations				1,514	233	(209)	1,490	1,514
Preferred stock dividends and distributions				19,867	—	—	19,867	19,867
Depreciation and amortization related to non-real estate assets				4,920	4,920	—	—	4,920
Dividends/distributions on non-dilutive preferred securities				(42)	—	—	(42)	(42)
Minority interest in Aimco Operating Partnership, common				(282)	—	—	(282)	(282)
Minority interest in Aimco Operating Partnership's share of adjustments				7,059	—	—	7,059	7,059
FCF				$172,609	$147,828	$24,781	$—	$172,609
FCF Breakdown:
Real Estate				169,974
Property management				5,914
Activity and asset management				5,957
Interest income				7,929
Recovery of losses on notes receivable				79
General and administrative expenses				(18,632)
Other (expenses) income, net				1,388
Total FCF				$172,609

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Three Months Ended March 31, 2004
	FFO	AFFO	FCF

Net income	$14,028	$14,028	$14,028
Total interest expense after minority partners' share	—	—	88,583
Dividends on preferred stock	(19,867)	(19,867)	—
Proportionate share of depreciation and amortization	86,152	86,152	86,152
Depreciation and amortization related to non-real estate assets	(4,920)	(4,920)
Loss on dispositions of real estate related to unconsolidated real estate partnerships	17	17	17
Net recovery of impairment loss on investment in unconsolidated real estate partnerships	—	(148)	(148)
Cumulative effect of change in accounting principle	3,957	3,957	3,957
Discontinued operations:
Income from discontinued operations, net	—	—	(11,936)
Depreciation of rental property, net of minority partners' interest	512	512	—
Gain on dispositions of real estate, net of minority partners' interest	(11,360)	(11,360)	—
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	—	14	—
Recovery of deficit distributions to minority partners	(3,313)	(3,313)	—
Income tax arising from disposals	697	697	—
Deficit distributions to minority partners	4,438	4,438	4,438
Capital Replacements	—	(12,200)	(12,200)
Dividends/distributions on dilutive preferred securities	629	42	—
Minority interest in Aimco Operating Partnership's share of above adjustments	(8,422)	(7,059)	—
Minority interest in Aimco Operating Partnership	—	—	(282)
Amount shown above	$62,548	$50,990	$172,609

Supplemental Schedule 3

Business Component Proportionate Balance Sheet Presentation

As of March 31, 2004 (in thousands)

(unaudited)

	Consolidated GAAP Balance Sheet As of March 31, 2004	Proportionate Share of Unconsolidated Partnerships [a]	Minority Interest [b]	Proportionate Consolidated Balance Sheet [c]	Conventional	Aimco Capital	Corporate
ASSETS

Buildings and improvements	$8,707,914	$546,528	$(1,316,364)	$7,938,078	$7,162,058	$776,020	$—
Land	2,159,728	81,049	(167,322)	2,073,455	1,939,820	133,635	—
Accumulated depreciation	(1,912,245)	(111,921)	361,016	(1,663,150)	(1,524,708)	(138,442)	—
TOTAL REAL ESTATE	8,955,397	515,656	(1,122,670)	8,348,383	7,577,170	771,213	—

Cash and cash equivalents	88,465	14,614	—	103,079	74,107	28,972	—

Restricted cash	278,598	39,248	—	317,846	193,791	124,055	—

Accounts receivable	74,104	2,651	—	76,755	55,894	20,861	—

Accounts receivable from affiliates	58,989	—	—	58,989	20,646	38,343	—

Deferred financing costs	74,433	—	—	74,433	70,451	3,982	—

Notes receivable from unconsolidated real estate partnerships	137,252	—	—	137,252	50,100	87,152	—

Notes receivable from non-affiliates	59,390	—	—	59,390	59,390	—	—

Investment in unconsolidated real estate partnerships	206,456	(133,201)	—	73,255	49,622	23,633	—

Other assets	359,066	9,637	—	368,703	268,551	100,152	—

Assets held for sale	51,258	—	—	51,258	34,867	16,391	—
TOTAL ASSETS	$10,343,408	$448,605	$(1,122,670)	$9,669,343	$8,454,589	$1,214,754	$—

LIABILITIES AND STOCKHOLDERS' EQUITY

Secured tax-exempt bond financing	$1,236,328	$28,725	$(51,333)	$1,213,720	$1,170,975	$42,745	$—

Secured notes payable	4,558,010	350,337	(742,495)	4,165,852	3,579,203	586,649	—

Mandatorily redeemable preferred securities	15,119	—	—	15,119	—	—	15,119

Term loans	343,000	—	—	343,000	—	—	343,000

Credit facility	127,500	—	—	127,500	—	—	127,500
TOTAL INDEBTEDNESS	6,279,957	379,062	(793,828)	5,865,191	4,750,178	629,394	485,619

Accounts payable	26,643	69,543	—	96,186	55,771	40,415	—

Accrued liabilities and other	420,793	—	—	420,793	320,170	100,623	—

Deferred income	33,106	—	—	33,106	31,358	1,748	—

Security deposits	40,964	—	—	40,964	37,345	3,619	—

Deferred income taxes payable	21,742	—	—	21,742	21,742	—	—

Liabilities related to assets held for sale	32,032	—	—	32,032	22,632	9,400	—
TOTAL LIABILITIES	6,855,237	448,605	(793,828)	6,510,014	5,239,196	785,199	485,619
.
Minority interest in consolidated real estate partnerships	208,861	—	(328,842)	(119,981)	(122,149)	2,168	—

Minority interest in Aimco Operating Partnership	284,898	—	—	284,898	—	—	284,898

NET OPERATING ASSETS		$—	$—	$2,994,412	$3,337,543	$427,387	$(770,517)

STOCKHOLDERS' EQUITY
Class A Common Stock	939
Additional paid-in capital	3,047,756
Perpetual preferred stock	755,250
Convertible preferred stock	299,992
Distributions in excess of earnings	(1,059,503)
Unvested restricted stock	(10,068)
Notes due on common stock purchases	(39,954)
TOTAL STOCKHOLDERS' EQUITY	2,994,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,343,408

 [a]  Total of Aimco's proportionate share of selected unconsolidated balance sheet data.

 [b]  Total of minority partners' share of selected balance sheet data.  Additionally, minority partners' share of cash and restricted cash is $24.6 million and minority partners' share of notes receivable is $65.0 million.

 [c]  Aimco's proportionate consolidated balance sheet, which includes the GAAP balance sheet as of March 31, 2004, plus the proportionate share of selected unconsolidated and less minority partners' share of selected balance sheet data.

Supplemental Schedule 4

Share Data

As of March 31, 2004

(in thousands)

(unaudited)

	Coupon	Amount	Shares/Units Outstanding at March 31, 2004	Current Quarter Weighted Average Outstanding Shares (EPS)	Current Quarter Weighted Average Outstanding Shares (FFO)	Current Quarter Weighted Average Outstanding Shares (AFFO)
Class A Common Stock			93,898	92,811	92,811	92,811
Common stock equivalents			—	—	45	45
Common Partnership Units and equivalents			11,305	—	—	—
Total			105,203	92,811	92,856	92,856

Perpetual Preferred:
Class D	8.75%	$67,500	2,700	—	—	—
Class G	9.375%	101,250	4,050	—	—	—
Class Q	10.10%	63,250	2,530	—	—	—
Class R	10.00%	173,500	6,940	—	—	—
Class T	8.00%	150,000	6,000
Class U	7.75%	200,000	8,000	—	—	—

Total perpetual		$755,500	30,220	—	—	—

Convertible Preferred:
Class N	9.00%	100,000	4,000	—	—	—
Class O	9.00%	100,000	1,905	—	—	—
Class P	9.00%	99,992	4,000	—	—	—
		299,992	9,905	—	—	—

Preferred Partnership Units	8.76%	90,835	3,322	—	967	82

Total convertible		$390,827	13,227	—	967	82

Total preferred securities		$1,146,327	43,447	—	967	82

Mandatorily redeemable convertible securities	6.50%	$15,119	302	—	—	—

Total				92,811	93,823	92,938

Supplemental Schedule 5

Selected Debt Structure and Maturity Data

As of March 31, 2004

(dollars in thousands)

(unaudited)

I. Debt Balances and Data
Debt	Consolidated	Proportionate Share of Unconsolidated	Minority Interest	Total Aimco Share	Weighted Average Maturity	Weighted Average Rate
Property Debt:

Conventional Portfolio:
Fixed rate secured notes payable	$3,786,487	$147,950	$(631,878)	$3,302,559	13.3	7.05%
Floating rate secured notes payable	322,698	7,135	(53,189)	276,644	12.8	2.36%
Total secured notes payable:	4,109,185	155,085	(685,067)	3,579,203	13.3	6.69%

Fixed rate tax-exempt bonds	378,169	10,446	(9,864)	378,751	15.4	5.78%
Floating rate tax-exempt bonds	812,167	10,619	(30,562)	792,224	11.7	2.25%
Total tax-exempt bonds:	1,190,336	21,065	(40,426)	1,170,975	12.9	3.39%

Total Property Debt on Conventional Portfolio	5,299,521	176,150	(725,493)	4,750,178	13.2	5.88%

Affordable Portfolio:
Fixed rate secured notes payable	438,317	195,093	(57,428)	575,982	18.4	6.63%
Floating rate secured notes payable	10,508	159	—	10,667	3.2	3.33%
Total secured notes payable:	448,825	195,252	(57,428)	586,649	18.1	6.56%

Fixed rate tax-exempt bonds	45,992	6,077	(10,907)	41,162	28.7	6.48%
Floating rate tax-exempt bonds	—	1,583	—	1,583	—	2.01%
Total tax-exempt bonds:	45,992	7,660	(10,907)	42,745	28.0	6.45%

Total Property Debt on Affordable Portfolio	494,817	202,912	(68,335)	629,394	18.8	6.55%
Total Property Debt (1)	$5,794,338	$379,062	$(793,828)	$5,379,572	13.8	5.95%

Corporate Debt:

Term Loans	$343,000	$—	$—	$343,000		3.90%
Credit Facility	127,500	—	—	127,500		3.98%
Total Corporate Debt	$470,500	$—	$—	$470,500		3.92%

Mandatorily Redeemable Securities	$15,119	$—	$—	$15,119		6.50%

Total Debt	$6,279,957	$379,062	$(793,828)	$5,865,191

(1)

 At March 31, 2004, Aimco's consolidated property debt includes 133 non-recourse loans with a carrying value in excess of 90% of the carrying value of the related collateral real estate assets.  Such property debt and real estate assets reported in the consolidated balance sheet total $1,139 million and $1,079 million, respectively, at March 31, 2004. As a result of appreciation in real estate market values, the fair value of our real estate assets typically exceeds the related carrying value.

II. Debt Maturities
Consolidated Property Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2004 (remaining)	$104,029	$55,673	$159,702	2.8%	6.85%
2005	146,269	146,599	292,868	5.0%	6.46%
2006	150,259	408,726	558,985	9.6%	5.94%
2007	151,923	251,275	403,198	7.0%	2.84%
2008	155,738	187,030	342,768	5.9%	5.03%
Thereafter			4,036,817	69.7%
Total Property Debt:	$708,218	$1,049,303	$5,794,338	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2005	$—	$220,500	$220,500	46.9%	4.00%
2008	—	250,000	250,000	53.1%	3.86%
Total Corporate Debt:	$—	$470,500	$470,500	100.0%

Supplemental Schedule 5 (Continued)

Selected Debt Structure and Maturity Data

As of March 31, 2004

(in millions)

(unaudited)

III. Loan Closings

FIRST QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:

Fixed Rate	$—	$15.4	$—	$11.9	$10.8	N/A	4.52%

Floating Rate	11.7	11.3	8.9	8.3	(0.2)	8.15%	4.30%

Tax-Exempt Bonds	35.3	57.1	22.0	22.0	6.0	7.60%	5.31%

Affordable Mark-to-Market and other	28.5	71.1	13.3	33.6	20.1	8.34%	3.61%

Loans relating to acquisitions:

Fixed Rate	—	12.2	—	12.2	12.1	N/A	5.38%

Floating Rate	—	88.1	—	88.1	87.4	N/A	2.60%

Totals	$75.5	$255.2	$44.2	$176.1	$136.2	7.83%	3.81%

(1)  Aimco net proceeds is after transaction costs

IV. Capitalization

	At September 30, 2003	Percent of Total	At December 31, 2003	Percent of Total	At March 31, 2004	Percent of Total

Corporate debt	$514	5%	$435	4%	$471	5%

Property debt (Aimco's share)	5,536	51%	5,315	53%	5,380	53%

Mandatorily redeemable securities	113	1%	114	1%	15	0%
Total Debt	6,163		5,864		5,866

Less: Cash and restricted cash	(355)	-4%	(363)	-3%	(396)	-3%
Net Debt	5,808	53%	5,501	55%	5,470	55%

Preferred equity	947	9%	946	9%	1,146	12%

Common equity at market (2)	4,168	38%	3,641	36%	3,271	33%

Total Capitalization	$10,923	100%	$10,088	100%	$9,887	100%

(2) Common equity at market at March 31, 2004 was calculated using 105.2 million shares of Class A Common Stock and common Partnership Units outstanding multiplied by the closing price of $31.09 per share/unit, as of March 31, 2004

V. Ratings on Preferred Securities

Moody's Investor Service	Ba3 (negative outlook)
Standard and Poors	B+ (negative outlook)
Fitch	BB+ (negative outlook)

Supplemental Schedule 6(a)

Same Store Sales

First Quarter 2004 versus First Quarter 2003

(unaudited) (in thousands, except site and unit data)

				Three Months Ended March 31, 2004			Three Months Ended March 31, 2003			Change Three Months Ended March 31, 2004 From March 31, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	28	12,458	82.04%	28,682	10,699	17,983	28,876	10,265	18,611	(194)	-0.7%	434	4.2%	(628)	-3.4%
New England	14	5,385	96.81%	15,985	5,808	10,177	16,468	6,083	10,385	(483)	-2.9%	(275)	-4.5%	(208)	-2.0%
Philadelphia	12	5,734	79.23%	14,044	5,532	8,512	13,504	5,486	8,018	540	4.0%	46	0.8%	494	6.2%
Baltimore	11	2,044	82.59%	4,383	1,727	2,656	4,191	1,957	2,234	192	4.6%	(230)	-11.8%	422	18.9%
New York	1	835	100.00%	2,312	1,125	1,187	2,173	1,111	1,062	139	6.4%	14	1.3%	125	11.8%
Other Markets	2	532	81.80%	780	427	353	756	400	356	24	3.2%	27	6.8%	(3)	-0.8%
	68	26,988	84.98%	66,186	25,318	40,868	65,968	25,302	40,666	218	0.3%	16	0.1%	202	0.5%
Southeast
Atlanta	21	5,931	83.28%	8,152	4,646	3,506	8,724	4,176	4,548	(572)	-6.6%	470	11.3%	(1,042)	-22.9%
Augusta	2	416	100.00%	813	291	522	769	285	484	44	5.7%	6	2.1%	38	7.9%
Norfolk	12	3,565	68.68%	5,789	1,882	3,907	5,417	1,872	3,545	372	6.9%	10	0.5%	362	10.2%
Nashville	11	3,752	80.05%	5,352	2,135	3,217	5,467	2,215	3,252	(115)	-2.1%	(80)	-3.6%	(35)	-1.1%
Raleigh-Durham-Chapel Hill	10	2,843	71.46%	3,239	1,417	1,822	3,413	1,495	1,918	(174)	-5.1%	(78)	-5.2%	(96)	-5.0%
Charlotte-Gastonia-Rock Hill	11	2,336	87.62%	2,994	1,674	1,320	2,779	1,400	1,379	215	7.7%	274	19.6%	(59)	-4.3%
Richmond - Petersburg	6	1,284	75.18%	2,091	723	1,368	2,086	688	1,398	5	0.2%	35	5.1%	(30)	-2.1%
Columbia/Charleston	9	2,117	72.98%	2,705	1,195	1,510	2,684	1,094	1,590	21	0.8%	101	9.2%	(80)	-5.0%
Other Markets	30	6,320	78.95%	7,686	3,612	4,074	7,903	3,601	4,302	(217)	-2.7%	11	0.3%	(228)	-5.3%
	112	28,564	78.37%	38,821	17,575	21,246	39,242	16,826	22,416	(421)	-1.1%	749	4.5%	(1,170)	-5.2%
Florida
Orlando - Daytona	24	6,132	88.32%	10,004	4,506	5,498	9,992	4,387	5,605	12	0.1%	119	2.7%	(107)	-1.9%
Tampa-St. Petersburg	21	5,637	73.38%	7,554	3,323	4,231	7,659	3,362	4,297	(105)	-1.4%	(39)	-1.2%	(66)	-1.5%
West Palm Beach-Boca	6	1,727	100.00%	3,984	1,504	2,480	3,935	1,576	2,359	49	1.2%	(72)	-4.6%	121	5.1%
Jacksonville	6	2,406	75.94%	3,743	1,410	2,333	3,679	1,452	2,227	64	1.7%	(42)	-2.9%	106	4.8%
Miami/FortLauderdale	10	3,293	79.98%	7,416	2,877	4,539	7,294	3,195	4,099	122	1.7%	(318)	-10.0%	440	10.7%
Other Markets	1	136	72.93%	196	76	120	211	86	125	(15)	-7.1%	(10)	-11.6%	(5)	-4.0%
	68	19,331	81.94%	32,897	13,696	19,201	32,770	14,058	18,712	127	0.4%	(362)	-2.6%	489	2.6%
Midwest
Chicago	22	6,323	81.47%	13,888	6,167	7,721	14,451	5,982	8,469	(563)	-3.9%	185	3.1%	(748)	-8.8%
Indianapolis	36	12,479	88.51%	16,982	7,773	9,209	17,535	7,561	9,974	(553)	-3.2%	212	2.8%	(765)	-7.7%
Grand Rapids-Lansing	13	4,734	63.93%	5,105	2,656	2,449	5,680	2,608	3,072	(575)	-10.1%	48	1.8%	(623)	-20.3%
Cincinnati - Dayton	19	3,733	71.69%	4,875	2,178	2,697	5,033	2,306	2,727	(158)	-3.1%	(128)	-5.6%	(30)	-1.1%
Detroit - Ann Arbor	7	2,074	67.01%	2,769	1,280	1,489	2,819	1,413	1,406	(50)	-1.8%	(133)	-9.4%	83	5.9%
Columbus	9	2,012	68.83%	2,374	1,003	1,371	2,423	999	1,424	(49)	-2.0%	4	0.4%	(53)	-3.7%
Kansas City	5	1,296	61.51%	1,347	878	469	1,451	420	1,031	(104)	-7.2%	458	109.0%	(562)	-54.5%
Minneapolis - St Paul	4	1,098	59.96%	1,352	629	723	1,412	593	819	(60)	-4.2%	36	6.1%	(96)	-11.7%
Other Markets	14	2,896	56.20%	2,744	1,392	1,352	2,794	1,237	1,557	(50)	-1.8%	155	12.5%	(205)	-13.2%
	129	36,645	75.74%	51,436	23,956	27,480	53,598	23,119	30,479	(2,162)	-4.0%	837	3.6%	(2,999)	-9.8%
Texas
Houston - Galveston	36	9,467	66.10%	9,699	5,116	4,583	10,294	4,746	5,548	(595)	-5.8%	370	7.8%	(965)	-17.4%
Dallas-Fort Worth	26	6,483	73.06%	7,258	3,914	3,344	7,828	3,788	4,040	(570)	-7.3%	126	3.3%	(696)	-17.2%
San Antonio	14	3,269	94.60%	4,642	2,207	2,435	4,435	2,178	2,257	207	4.7%	29	1.3%	178	7.9%
Austin-San Marcos	10	2,217	92.52%	3,476	1,851	1,625	3,579	1,890	1,689	(103)	-2.9%	(39)	-2.1%	(64)	-3.8%
Other Markets	7	1,499	72.95%	1,591	720	871	1,677	672	1,005	(86)	-5.1%	48	7.1%	(134)	-13.3%
	93	22,935	75.13%	26,666	13,808	12,858	27,813	13,274	14,539	(1,147)	-4.1%	534	4.0%	(1,681)	-11.6%
West
Phoenix-Mesa	28	7,447	92.20%	10,318	5,180	5,138	10,318	5,003	5,315	0	0.0%	177	3.5%	(177)	-3.3%
Denver - Front Range	22	4,743	80.37%	7,144	3,129	4,015	7,712	2,441	5,271	(568)	-7.4%	688	28.2%	(1,256)	-23.8%
Salt Lake City-Ogden	4	1,511	83.33%	1,983	764	1,219	1,941	758	1,183	42	2.2%	6	0.8%	36	3.0%
Las Vegas	4	1,253	87.16%	1,847	764	1,083	1,784	719	1,065	63	3.5%	45	6.3%	18	1.7%
Tucson	3	887	100.00%	1,192	563	629	1,237	550	687	(45)	-3.6%	13	2.4%	(58)	-8.4%
Seattle	4	468	54.41%	531	260	271	545	219	326	(14)	-2.6%	41	18.7%	(55)	-16.9%
Other Markets	5	1,024	63.61%	1,021	467	554	1,049	446	208	(28)	-2.7%	21	4.7%	(49)	-8.1%
	70	17,333	85.51%	24,036	11,127	12,909	24,586	10,136	14,450	(550)	-2.2%	991	9.8%	(1,541)	-10.7%
California
Los Angeles-Long Beach - Ventura	15	4,830	89.32%	17,429	5,448	11,981	16,851	4,533	12,318	578	3.4%	915	20.2%	(337)	-2.7%
San Diego	7	2,237	93.46%	6,035	1,790	4,245	6,104	1,683	4,421	(69)	-1.1%	107	6.4%	(176)	-4.0%
Orange County - Riverside	7	1,611	81.26%	4,454	1,600	2,854	4,542	1,337	3,205	(88)	-1.9%	263	19.7%	(351)	-11.0%
Bay Area	6	1,661	57.99%	2,962	1,120	1,842	3,175	1,008	2,167	(213)	-6.7%	112	11.1%	(325)	-15.0%
Sacramento	1	180	22.05%	103	37	66	107	40	67	(4)	-3.7%	(3)	-7.5%	(1)	-1.5%
	36	10,519	82.87%	30,983	9,995	20,988	30,779	8,601	22,178	204	0.7%	1,394	16.2%	(1,190)	-5.4%

SAME STORE SALES TOTALS	576	162,315	79.90%	271,025	115,475	155,550	274,756	111,316	163,440	(3,731)	-1.4%	4,159	3.7%	(7,890)	-4.8%
Plus: Minority partners' share of consolidated same store sales				45,042	20,583	24,459	45,834	19,217	26,617
Less: Aimco's share of unconsolidated same store sales				(11,640)	(5,442)	(6,198)	(12,276)	(5,231)	(7,045)
Plus: Other consolidated entities				55,475	35,137	20,338	43,084	26,954	16,130
Total Rental and other property revenues and property operating expense per GAAP Income Statement				359,902	165,753	194,149	351,398	152,256	199,142

Supplemental Schedule 6(b)

Same Store Sales

First Quarter 2004 versus Fourth Quarter 2003

(unaudited) (in thousands, except site and unit data)

				Three Months Ended March 31, 2004			Three Months Ended December 31, 2003			Change Three Months Ended March 31, 2004 From December 31, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	28	12,458	82.04%	28,682	10,699	17,983	29,209	9,950	19,259	(527)	-1.8%	749	7.5%	(1,276)	-6.6%
New England	14	5,385	96.81%	15,985	5,808	10,177	16,306	5,285	11,021	(321)	-2.0%	523	9.9%	(844)	-7.7%
Philadelphia	12	5,734	79.23%	14,044	5,532	8,512	14,254	4,870	9,384	(210)	-1.5%	662	13.6%	(872)	-9.3%
Baltimore	11	2,044	82.59%	4,383	1,727	2,656	4,418	1,594	2,824	(35)	-0.8%	133	8.3%	(168)	-5.9%
New York	1	835	100.00%	2,312	1,125	1,187	2,365	744	1,621	(53)	-2.2%	381	51.2%	(434)	-26.8%
Other Markets	2	532	81.80%	780	427	353	820	320	500	(40)	-4.9%	107	33.4%	(147)	-29.4%
	68	26,988	84.98%	66,186	25,318	40,868	67,372	22,763	44,609	(1,186)	-1.8%	2,555	11.2%	(3,741)	-8.4%
Southeast
Atlanta	21	5,931	83.28%	8,152	4,646	3,506	8,323	4,491	3,832	(171)	-2.1%	155	3.5%	(326)	-8.5%
Augusta	2	416	100.00%	813	291	522	804	319	485	9	1.1%	(28)	-8.8%	37	7.6%
Norfolk	12	3,565	68.68%	5,789	1,882	3,907	5,659	1,906	3,753	130	2.3%	(24)	-1.3%	154	4.1%
Nashville	11	3,752	80.05%	5,352	2,135	3,217	5,634	2,149	3,485	(282)	-5.0%	(14)	-0.7%	(268)	-7.7%
Raleigh-Durham-Chapel Hill	10	2,843	71.46%	3,239	1,417	1,822	3,366	1,565	1,801	(127)	-3.8%	(148)	-9.5%	21	1.2%
Charlotte-Gastonia-Rock Hill	11	2,336	87.62%	2,994	1,674	1,320	2,995	1,624	1,371	(1)	0.0%	50	3.1%	(51)	-3.7%
Richmond - Petersburg	6	1,284	75.18%	2,091	723	1,368	2,133	713	1,420	(42)	-2.0%	10	1.4%	(52)	-3.7%
Columbia/Charleston	9	2,117	72.98%	2,705	1,195	1,510	2,766	1,127	1,639	(61)	-2.2%	68	6.0%	(129)	-7.9%
Other Markets	30	6,320	78.95%	7,686	3,612	4,074	7,817	3,649	4,168	(131)	-1.7%	(37)	-1.0%	(94)	-2.3%
	112	28,564	78.37%	38,821	17,575	21,246	39,497	17,543	21,954	(676)	-1.7%	32	0.2%	(708)	-3.2%
Florida
Orlando - Daytona	24	6,132	88.32%	10,004	4,506	5,498	10,094	4,474	5,620	(90)	-0.9%	32	0.7%	(122)	-2.2%
Tampa-St. Petersburg	21	5,637	73.38%	7,554	3,323	4,231	7,703	3,331	4,372	(149)	-1.9%	(8)	-0.2%	(141)	-3.2%
West Palm Beach-Boca	6	1,727	100.00%	3,984	1,504	2,480	3,984	1,503	2,481	0	0.0%	1	0.1%	(1)	0.0%
Jacksonville	6	2,406	75.94%	3,743	1,410	2,333	3,775	1,480	2,295	(32)	-0.8%	(70)	-4.7%	38	1.7%
Miami/FortLauderdale	10	3,293	79.98%	7,416	2,877	4,539	7,289	3,380	3,909	127	1.7%	(503)	-14.9%	630	16.1%
Other Markets	1	136	72.93%	196	76	120	209	79	130	(13)	-6.2%	(3)	-3.8%	(10)	-7.7%
	68	19,331	81.94%	32,897	13,696	19,201	33,054	14,247	18,807	(157)	-0.5%	(551)	-3.9%	394	2.1%
Midwest
Chicago	22	6,323	81.47%	13,888	6,167	7,721	14,150	5,834	8,316	(262)	-1.9%	333	5.7%	(595)	-7.2%
Indianapolis	36	12,479	88.51%	16,982	7,773	9,209	17,227	7,807	9,420	(245)	-1.4%	(34)	-0.4%	(211)	-2.2%
Grand Rapids-Lansing	13	4,734	63.93%	5,105	2,656	2,449	5,418	2,586	2,832	(313)	-5.8%	70	2.7%	(383)	-13.5%
Cincinnati - Dayton	19	3,733	71.69%	4,875	2,178	2,697	5,023	2,129	2,894	(148)	-2.9%	49	2.3%	(197)	-6.8%
Detroit - Ann Arbor	7	2,074	67.01%	2,769	1,280	1,489	2,889	1,299	1,590	(120)	-4.2%	(19)	-1.5%	(101)	-6.4%
Columbus	9	2,012	68.83%	2,374	1,003	1,371	2,385	942	1,443	(11)	-0.5%	61	6.5%	(72)	-5.0%
Kansas City	5	1,296	61.51%	1,347	878	469	1,391	476	915	(44)	-3.2%	402	84.5%	(446)	-48.7%
Minneapolis - St Paul	4	1,098	59.96%	1,352	629	723	1,391	605	786	(39)	-2.8%	24	4.0%	(63)	-8.0%
Other Markets	14	2,896	56.20%	2,744	1,392	1,352	2,813	1,198	1,615	(69)	-2.5%	194	16.2%	(263)	-16.3%
	129	36,645	75.74%	51,436	23,956	27,480	52,687	22,876	29,811	(1,251)	-2.4%	1,080	4.7%	(2,331)	-7.8%
Texas
Houston - Galveston	36	9,467	66.10%	9,699	5,116	4,583	9,871	5,224	4,647	(172)	-1.7%	(108)	-2.1%	(64)	-1.4%
Dallas-Fort Worth	26	6,483	73.06%	7,258	3,914	3,344	7,480	4,121	3,359	(222)	-3.0%	(207)	-5.0%	(15)	-0.4%
San Antonio	14	3,269	94.60%	4,642	2,207	2,435	4,794	2,408	2,386	(152)	-3.2%	(201)	-8.3%	49	2.1%
Austin-San Marcos	10	2,217	92.52%	3,476	1,851	1,625	3,663	1,744	1,919	(187)	-5.1%	107	6.1%	(294)	-15.3%
Other Markets	7	1,499	72.95%	1,591	720	871	1,645	712	933	(54)	-3.3%	8	1.1%	(62)	-6.6%
	93	22,935	75.13%	26,666	13,808	12,858	27,453	14,209	13,244	(787)	-2.9%	(401)	-2.8%	(386)	-2.9%
West
Phoenix-Mesa	28	7,447	92.20%	10,318	5,180	5,138	10,571	5,743	4,828	(253)	-2.4%	(563)	-9.8%	310	6.4%
Denver - Front Range	22	4,743	80.37%	7,144	3,129	4,015	7,097	2,939	4,158	47	0.7%	190	6.5%	(143)	-3.4%
Salt Lake City-Ogden	4	1,511	83.33%	1,983	764	1,219	2,087	791	1,296	(104)	-5.0%	(27)	-3.4%	(77)	-5.9%
Las Vegas	4	1,253	87.16%	1,847	764	1,083	1,815	773	1,042	32	1.8%	(9)	-1.2%	41	3.9%
Tucson	3	887	100.00%	1,192	563	629	1,226	579	647	(34)	-2.8%	(16)	-2.8%	(18)	-2.8%
Seattle	4	468	54.41%	531	260	271	595	255	340	(64)	-10.8%	5	2.0%	(69)	-20.3%
Other Markets	5	1,024	63.61%	1,021	467	554	1,055	478	577	(34)	-3.2%	(11)	-2.3%	(23)	-4.0%
	70	17,333	85.51%	24,036	11,127	12,909	24,446	11,558	12,888	(410)	-1.7%	(431)	-3.7%	21	0.2%
California
Los Angeles-Long Beach - Ventura	15	4,830	89.32%	17,429	5,448	11,981	17,372	6,325	11,047	57	0.3%	(877)	-13.9%	934	8.5%
San Diego	7	2,237	93.46%	6,035	1,790	4,245	6,503	2,073	4,430	(468)	-7.2%	(283)	-13.7%	(185)	-4.2%
Orange County - Riverside	7	1,611	81.26%	4,454	1,600	2,854	4,600	1,406	3,194	(146)	-3.2%	194	13.8%	(340)	-10.6%
Bay Area	6	1,661	57.99%	2,962	1,120	1,842	2,977	1,132	1,845	(15)	-0.5%	(12)	-1.1%	(3)	-0.2%
Sacramento	1	180	22.05%	103	37	66	106	52	54	(3)	-2.8%	(15)	-28.8%	12	22.2%
	36	10,519	82.87%	30,983	9,995	20,988	31,558	10,988	20,570	(575)	-1.8%	(993)	-9.0%	418	2.0%
SAME STORE SALES TOTALS	576	162,315	79.90%	271,025	115,475	155,550	276,067	114,184	161,883	(5,042)	-1.8%	1,291	1.1%	(6,333)	-3.9%

Plus: Minority partners' share of consolidated same store sales	45,042	20,583	24,459	45,284	19,462	25,822
Less: Aimco's share of unconsolidated same store sales	(11,640)	(5,442)	(6,198)	(11,410)	(5,102)	(6,308)
Plus: Other consolidated entities	55,475	35,137	20,338	50,651	29,283	21,368
Total Rental and other property revenues and property operating expense per GAAP Income Statement	359,902	165,753	194,149	360,592	157,827	202,765

Supplemental Schedule 7

Selected Portfolio Performance Data

(unaudited)

PORTFOLIO SUMMARY

SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL

Rent, average first quarter 2004	$802	$568	$725
Occupancy, average first quarter 2004	89.9%	87.7%	89.0%
Total # of Properties	344	232	576
Total # of Units	107,690	54,625	162,315
Proportionate Owned Units	84,578	45,110	129,688

1st Quarter 2004 v.
1st Quarter 2003
Revenue	-1.2%	-1.7%	-1.4%
Expenses	3.8%	3.6%	3.7%
NOI	-4.3%	-6.6%	-4.8%

Sequential, 1st Quarter 2004 v.
4th Quarter 2003
Revenue	-1.6%	-2.4%	-1.8%
Expenses	1.3%	0.7%	1.1%
NOI	-3.5%	-5.4%	-3.9%

CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET

SELECTED MARKETS

	Quarter ended March 31, 2004			Quarter ended March 31, 2003
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
% of Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 10 Markets
1 Washington	10.5%	0.6%	11.1%	9.3%	0.6%	9.9%
2 Los Angeles-Long Beach -Ventura	7.4%	0.0%	7.4%	6.5%	0.0%	6.5%
3 Philadelphia	5.5%	0.0%	5.5%	4.6%	0.0%	4.6%
4 New England	5.3%	0.0%	5.3%	4.7%	0.0%	4.7%
5 Chicago	4.2%	0.3%	4.5%	4.0%	0.3%	4.3%
6 Indianapolis	3.8%	1.4%	5.2%	3.6%	1.3%	4.9%
7 Miami/FortLauderdale	3.8%	0.0%	3.8%	2.8%	1.5%	4.3%
8 Houston - Galveston	2.8%	0.8%	3.6%	3.0%	1.2%	4.2%
9 Norfolk	2.6%	0.2%	2.8%	2.1%	0.4%	2.5%
10 Denver - Front Range, CO	2.4%	0.2%	2.6%	2.7%	0.3%	3.0%

All Other Markets	28.8%	19.4%	48.2%	26.2%	24.9%	51.1%

Total Conventional NOI	77.1%	22.9%	100.0%	69.5%	30.5%	100.0%

Rent, average first quarter	$814	$568	$732	$806	$581	$697
Occupancy, average first quarter	88.3%	87.4%	87.9%	90.9%	89.7%	90.4
Total # of Properties	374	252	626	373	342	715
Total # of Units	115,265	60,425	175,690	111,607	80,296	191,903
Proportionate Owned Units	90,114	47,969	138,083	94,271	61,126	155,397

Supplemental Schedule 8

Property Sales Activity

(unaudited)

FIRST QUARTER 2004 PROPERTY SALES ACTIVITY

	Number	Gross		Property	Net Sales		Aimco Net	Average
	of	Proceeds	FCF (1)	Debt	Proceeds	(2)	Proceeds	Rent
	Units	($mm)	Yield	($mm)	($mm)		($mm)	($/unit)

Conventional	2,817	$89	6.3%	$35	$50		$42	$492

Affordable (3)	1,538	40	7.0%	26	10		4	601

Total Dispositions	4,355	$129	6.5%	$61	$60		$46	$531

(1)	FCF Yield is calculated as the Free Cash Flow earned by the properties during the 12 months prior to their sale divided by the sales price.
(2)	Net Sales Proceeds are after repayment of existing debt and payment of transaction costs
(3)	Sales activity provided in the table above does not include sales of certain NAPICO properties that generated net proceeds to Aimco of $5.1 million in the first quarter of 2004

Supplemental Schedule 9

Capital Expenditures

For the Quarter Ended March 31, 2004

(in thousands, except per unit amounts)

(unaudited)

Effective January 1, 2004, all capital spending is classified as either Capital Replacements ("CR"), Capital Improvements ("CI") or redevelopment.  These categories replace Aimco's prior capital spending categories - capital replacements, capital enhancements, redevelopment, initial capital expenditures, and disposition capital expenditures.  Aimco believes the new classifications will be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding of its capital spending.

Non-redevelopment capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco's ownership of the item represents CR; the portion of the item that was consumed prior to Aimco's ownership represents CI). See Glossary for further descriptions.

The table below details Aimco's share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements and Redevelopment for the quarter ended March 31, 2004 (per unit is based on 162,000 units):

	Actual Amount
Capital Replacements:	(in thousands)	Per Unit

Building Interiors	$3,092	$19
Includes: hot water heaters, kitchen/bath, computers, submetering

Building Exteriors	1,352	8
Includes: roofs, exterior painting, electrical, plumbing

Landscaping and Grounds	782	5
Includes: parking lot improvements, pool improvements

Turnover Related	4,317	27
Includes: carpet, vinyl, tile, appliance and fixture replacements

Capitalized payroll and other indirect costs	2,657	16

Total Aimco's share of Capital Replacements	$12,200	$75

Capital Improvements:

Conventional	6,847
Affordable	2,493

Total Aimco's share of Capital Improvements	$9,340

Redevelopment (see Schedule 10 for further project details):

Total Aimco's share of Redevelopment	$14,111

Total Aimco's share of Capital Expenditures	$35,651

Plus minority partners' share of consolidated spending	4,905
Less Aimco's share of unconsolidated spending	(2,520)

Total Spending per Consolidated Statement of Cash Flows	$38,036

Supplemental Schedule 10

Summary of 2004 Redevelopment Activity

As of March 31, 2004

(in millions, except unit data)

(values are not adjusted for Aimco's ownership unless indicated)

(unaudited)

				Cost in Millions					Redevelopment Timeline				Number of Units
Property	City, State	Ownership%	Number of Units	Total Expected Spend at 100%	Inception to Date Spend at 100%	Year to Date Spend at 100%	Year to Date Spend at AIV%	Expected Yield	Acquisition	Construction Start	Construction Complete	Stabilization	Completed	Leased	Out of Service

Redevelopment - Large Project Detail

Flamingo South Beach	Miami Beach, FL	77.0%	1,688	$280.3	$274.9	$5.2	$4.0	6%	Q3 1997	Q3 1997	Q1 2004	Q2 2005	1,679	1,085	9
Belmont Place	Marietta, GA	57.1%	326	31.3	3.7	1.5	0.9	10%	Q2 1998	Q4 2003	Q2 2005	Q2 2006	0	0	326

		Subtotal	2,014	311.6	278.6	6.7	4.9						1,679	1,085	335

Redevelopment - Other Active Construction

Construction - Conventional	13 properties		4,612	102.3	91.0	4.7	4.6
Construction - Affordable	10 properties		1,970	64.3	23.4	4.6	2.9
Pre-Construction and Other Redevelopment						2.9	1.8
		Subtotal	6,582	166.6	114.4	12.2	9.3

		Total	8,596	$478.2	$393.0	$18.9	$14.2

Supplemental Schedule 11

Apartment Unit Summary

As of March 31, 2004

(unaudited)

			Aimco's	Aimco's	Aimco's
	Total	Total	Effective	Effective	Average
	# Properties	# Units	# Properties	# Units	Ownership%

Conventional Real Estate Portfolio:

Wholly-owned Core Properties	191	58,073	191	58,073	100%
Partially-owned Core Properties	183	57,192	103	32,041	56%

Sub-total Core Properties	374	115,265	294	90,114	78%

Wholly-owned Non-Core Properties	143	33,371	143	33,371	100%
Partially-owned Non-Core Properties	109	27,054	59	14,598	54%

Sub-total Non-Core Properties	252	60,425	202	47,969	79%

Total	626	175,690	496	138,083	78%

Aimco Capital Real Estate Portfolio:

Wholly-owned Properties	88	11,819	88	11,819	100%
Partially-owned Properties	390	45,853	87	10,200	22%

Total	478	57,672	175	22,019	37%

Total Owned Real Estate Portfolio:

Wholly-owned consolidated	422	103,263	422	103,263	100%
Partially-owned consolidated	276	71,530	169	43,705	61%
Partially-owned unconsolidated	406	58,569	91	13,134	22%

Total	1,104	233,362	682	160,102	69%

Management Contracts:
Long Term Contractual	67	6,778
Short Term Third Party	23	3,726
Third Party Asset-Managed	29	4,205
Asset-Managed (indirect ownership)	382	34,959

Total	501	49,668

Total Portfolio	1,605	283,030

INCOME STATEMENT  - PRESENTATION CHANGES

Beginning with the First Quarter 2004, Aimco has modified the presentation of its Consolidated Statements of Income in order to add visibility and clarity to its operations.  We believe this presentation change is helpful and provides a better understanding of Aimco’s business. It is important to note that these changes do not affect the accounting treatment of amounts reported, only their classification within the income statement.

Revenue previously classified as Management fees and other income is now presented primarily in two line items: (1) Property management revenues; and (2) Activity fees and asset management revenues. Expenses previously classified as Management and other expenses are now presented primarily in three line items: (1) Property management expense;  (2) Activity and asset management expenses; and (3) General and administrative expenses (G&A).

The new presentation also reclassifies:

•      Certain administrative expenses from Management and other expenses to G&A;

•      Income tax provision/benefit from Management and other expenses to Other expenses (income), net;

•      Insurance claim losses and risk management operations related to unconsolidated real estate partnerships from Management and other expenses to Other expenses (income), net; and

•      Depreciation and amortization related to corporate fixed assets (non-real estate related) from Management and other expenses to Depreciation and amortization.

One of the primary reasons behind these changes is the evolution of Aimco’s Investment Management business segment.  Over the past few years, the amounts reported for this segment have diminished as Aimco has consolidated an increased portion of its real estate holdings and reduced its third party management activities.

These presentation changes:

•      Add greater clarity to property management and activity fee and asset management business activities;

•      Reflect only costs that are directly associated with property management and activity fee and asset management business activities and no longer include allocable indirect costs;

•      Separate recurring income generated by property management from transaction- based income generated by fee and asset management activities; and

•      Provide enhanced visibility of Aimco’s core activities to facilitate a better understanding by our investors and easier modeling for investors and analysts.

In order to assist Aimco’s shareholders in modeling and analyzing the company using this new income statement presentation, income statements for each quarter of 2003 in the new presentation format are posted to Aimco’s Website.